Exhibit 23.1

ABN 65 155 188 837

L14 309 Kent Street Sydney NSW 2000

+61 2 9290 8515

L24 570 Bourke Street Melbourne VIC 3000

+61 3 8658 5928

15 July 2021	L14 167 Eagle Street Brisbane QLD 4000

+61 7 3607 6379

www.lnpaudit.com

The Directors

Mawson Infrastructure Group Inc

Level 5, 97 Pacific Highway

North Sydney

NSW 2060 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to (a) the inclusion of our report of independent registered public accounting firm dated May 9, 2021, on our audit of the consolidated balance sheets of Cosmos Capital Limited and its subsidiaries, as of December 31, 2020 and December 31, 2019, and the related consolidated statements of earnings, of comprehensive earnings, of equity and of cash flows for each of the two years in the period ended December 31, 2020, including the related notes, and (b) the use or our name as it appears under the caption “Experts,” in the Amendment No. 1 to Registration Statement on Form S-1 and related Prospectus of Mawson Infrastructure Group Inc.

LNP Audit and Assurance Pty Ltd

/s/ Tony Rose
Tony Rose
Director

Sydney, NSW, Australia

July 15, 2021

Liability limited by a scheme approved under the professional standards legislation